EXHIBIT 4.9


THIS WARRANT, AND ANY SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAW, OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO TRANSFER OF THIS WARRANT OR ANY OF SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.


                                    WARRANT

                          To Purchase _______ Shares
                      of the Outstanding Common Stock of
                      Innovative Valve Technologies, Inc.

      THIS CERTIFIES THAT, for value received, the receipt and sufficiency of which is hereby acknowledged:

      Subject to the conditions set forth herein, _____________________________ ____________, or its assigns, is entitled to subscribe for and purchase from Innovative Valve Technologies, Inc., a Delaware corporation (the "Company"), at any time or from time to time after the date hereof, a total of _______ fully paid and nonassessable shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), at an exercise price of $0.73 per share of Common Stock (the "Exercise Price"), subject to adjustment from time to time pursuant to the provisions of paragraph 4 hereof. The term "Warrant(s)," as used herein, shall mean this Warrant of even date herewith, including all amendments to any such Warrants and all warrants issued in exchange, transfer or replacement therefor. The term "Warrant Shares," as used herein, refers to the shares of Common Stock purchased or purchasable upon the exercise of the Warrants.

      This Warrant is subject to the following provisions, terms and conditions:

      1. DEFINITIONS. For the purpose of the Warrants, the following terms, whether or not capitalized or underlined in the text of this Warrant, shall have the following meanings:

      "COMMISSION" shall mean the U.S. Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act.

      "COMMON STOCK" shall have the meaning specified in the introduction to this Warrant.
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      "COMPANY" shall have the meaning specified in the introduction to this
Warrant, and shall include any corporation or business entity resulting from the merger, consolidation, or conversion of the Company.

      "EXERCISE AGREEMENT" shall have the meaning specified in paragraph 2 hereof.

      "EXERCISE PRICE" shall have the meaning specified in the introduction to this Warrant.

      "FAIR MARKET PRICE PER SHARE" shall mean the average of the closing sales prices, if available, or the average of the bid and asked prices for the Common Stock or Marketable Securities, as applicable, (or their successors) on the principal market therefor for the five Trading Days preceding the day which is two business days prior to the day of exercise, or if no such price is available, by an appraiser selected by the holder hereof and reasonably acceptable to the Company. The determination of such appraiser shall be conclusive and binding on the holder hereof and the Company.

      "MARKETABLE SECURITIES" shall mean securities of a corporation subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended, that are listed and actively traded on a nationally-recognized stock exchange or inter-dealer quotation system in the United States.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, as any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

      "TRADING DAYS" shall mean any days during the course of which the principal securities exchange on which the Common Stock is listed or admitted to trading is open for the exchange of securities.

      "WARRANT(S)" shall have the meaning specified in the introduction to this Warrant.

      "WARRANT SHARES" shall have the meaning specified in the introduction to this Warrant.

      2. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES; NO FRACTIONAL SHARES. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto ("Exercise Agreement"), during normal business hours on any business day at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company) at any time during the period set forth in paragraph 3 hereof and upon payment to the Company by certified check or wire transfer in an amount equal to the Exercise Price for the Warrant Shares to be purchased in connection with such exercise. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof or its designee (subject to the

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
transfer restrictions applicable to this Warrant to shares purchased upon exercise of this Warrant) as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

      Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding five (5) business days, after the rights represented by this Warrant shall have been so exercised. The stock certificate or certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder or such other name as shall be designated by said holder (subject to the transfer restrictions applicable to this Warrant and to shares purchased upon exercise of this Warrant). If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said stock certificates(s), deliver to said holder a new Warrant representing the right to purchase the number of shares of Common Stock with respect to which this Warrant shall not then have been exercised. The Company shall pay all expenses and charges payable in connection with the preparation, execution and delivery of stock certificates (and any new Warrants) pursuant to this paragraph 2 except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant or such holder's nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Company at the time of delivery of such stock certificates by the Company as mentioned above.

      This Warrant shall be exercisable only for a whole number of Warrant Shares. No fractions of shares of Common Stock, or scrip for any such fractions of shares, shall be issued upon the exercise of this Warrant. The Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Fair Market Price per Share of one share of Common Stock at the time of such exercise multiplied by such fraction computed to the nearest whole cent.

      3. SHARES TO BE FULLY PAID; RESERVATIONS OF SHARES. The Company covenants and agrees that all Warrant Shares will be duly authorized and validly issued and upon issuance in accordance with the terms and conditions hereof, will be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. Without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per Warrant Share is at all times equal to or less than the Exercise Price then in effect. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant and any other Warrants.

      4. ANTI-DILUTION PROVISIONS. The number, rights and privileges of the shares of Common Stock issuable upon exercise of this Warrant shall be subject to the following adjustments:

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
            (a) DIVIDENDS, DISTRIBUTIONS AND OTHER ISSUANCES. If the Company shall declare a dividend or distribution of its capital stock or of evidences of the Company's indebtedness or assets (excluding cash dividends or distributions) on the Common Stock, or effect a stock split or reverse stock split with respect to the Common Stock, or issue any shares of its capital stock (whether by reclassification of shares of the Common Stock, issuance of new shares to current or additional investors or otherwise), the exercise rights of the holder hereof in effect on the record date, for any such stock dividend or distribution, or the effective date, of any such other event, shall be adjusted proportionately so that the holder of this Warrant thereafter shall be entitled to receive upon exercise pursuant to paragraph 2 hereof the aggregate number of shares of the Common Stock or other capital stock that such holder would own or be entitled to receive after the happening of any of the events mentioned above if this Warrant had been exercised immediately prior to the close of business on such record date or effective date, as applicable.

            (b) OTHER RECLASSIFICATIONS, CONSOLIDATION, MERGER OR SALE OF ASSETS. If the Company shall effect any reclassification or similar change of outstanding shares of the Common Stock (other than as set forth in clause (a) of this paragraph 4), or a consolidation or merger of the Company with another corporation, or a conveyance of all or substantially all of the assets of the Company, this Warrant shall, after such capital reorganization, reclassification, consolidation, merger or conveyance, be exercisable only for the number of shares of stock or other properties, including cash, to which a holder of the number of shares of the Common Stock deliverable upon exercise of this Warrant would have been entitled upon such capital reorganization, reclassification, change, consolidation, merger or conveyance if this Warrant had been exercised immediately prior to the effective date of such event; and, in any such case, appropriate adjustments (as determined by the Company's Board of Directors) shall be made in the application of the provisions set forth in this paragraph 4 with respect to the rights and interests thereafter of the holder of this Warrant to the end that the provisions set forth in this paragraph 4 (including provisions with respect to changes in and other adjustments of the exercise rights in this paragraph 4) shall thereafter be applicable, as nearly as may be reasonable, in relation to any shares of stock or other securities thereafter deliverable upon the exercise of this Warrant.

            (c) ADJUSTMENTS TO EXERCISE PRICE. If and whenever after the date hereof the Company shall issue or sell any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price then, forthwith, upon such issue or sale, the Exercise Price shall be reduced (but not increased) to the price determined by dividing (x) an amount equal to the sum of (i) the aggregate number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price plus (ii) the consideration received by the Company upon such issue or sale by (y) the aggregate number of shares of Common Stock outstanding immediately after such issue or sale.

            (d) ISSUANCES OF RIGHTS OR OPTIONS. In case at any time after the date hereof the Company shall grant any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), and the price per share for which shares of Common Stock are issuable upon the exercise of such rights

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
or options or upon conversion or exchange of such Convertible Securities shall be less than the Exercise Price, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, with the effect on the Exercise Price as set forth in paragraph 4(c) above. Notwithstanding the foregoing, the Company shall be entitled to issue options to purchase up to an aggregate of 194,016 shares of Common Stock pursuant to the terms and conditions of the Innovative Valve Technologies, Inc. 1997 Incentive Plan without adjustment to the Exercise Price as set forth in paragraph 4(c). The determination of the exercise price per share of such rights, options or Convertible Securities shall be determined by dividing (i) any amount received or receivable by the Company as consideration for granting such rights or options, plus the consideration payable to the Company upon exercise of such rights or options or, in the case of rights or options relating to Convertible Securities, the consideration payable upon the issue or sale of such Convertible Securities and upon conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon exercise of such rights or options.

            (e) NOTICE OF TRANSACTION. The Company shall give written notice to the holder hereof of any transaction within the scope of clause (a) through (d) of this paragraph 4 promptly after the effective date therefor and provide in such written notice a brief description of the terms and conditions of such transaction.

            (f) CONSIDERATION FOR STOCK. In case at any time Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration therefor shall be deemed to be the amount received by the Company therefor. In case at any time Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration, as determined reasonably and in good faith by the Board of Directors of the Company.

      5. CERTAIN AGREEMENTS OF THE COMPANY. The Company covenants and agrees that:

            (a) CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of this Warrant and will take all such actions as may reasonably be requested by the holder of any Warrant in order to protect the exercise privilege of the holders of the Warrants against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

            (b) SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger or consolidation.

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
            (c) ISSUANCE OF WARRANT SECURITIES. If the issuance of any Warrant Shares required to be reserved for purposes of exercise of this Warrant is required to be registered with or approved by any federal governmental authority under any federal or state law (other than any registration under the Securities Act or state securities laws), before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, use its best efforts to cause such shares to be so registered or approved, at such time, so that such shares may be issued in accordance with the terms hereof.

      6. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of Warrants shall be made without charge to the holders of such Warrants or such shares for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Warrant exercised.

      7. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Warrant, of any Warrant Shares issued or issuable upon the exercise of any Warrant, or in any manner interfere with the timely exercise of this Warrant.

      8. AMENDMENTS TO TERMS OF WARRANT SHARES. The Company will not amend the terms of the Warrant Shares without the consent of holders of a majority of the outstanding Warrants exercisable for a majority of the Warrant Shares.

      9. CASHLESS EXERCISE. The Company agrees that:

            (a) EXERCISE. The holder of this Warrant may exercise this Warrant in whole or in part by surrendering it to the Company to purchase, on behalf of the holder hereof, the number of shares of Common Stock equal to the number of such shares then purchasable upon exercise of that portion of the Warrant to be exercised less the number of such shares equal to the quotient of the aggregate exercise price of all such shares underlying that portion of the Warrant to be exercised divided by the Fair Market Price per Share.

            (b) SALE OR MERGER FOR CASH. Concurrent with the sale or merger of all or substantially all of the assets or Common Stock of the Company for cash, the holder of this Warrant may exercise this Warrant by surrendering it to the Company in exchange for the amount of cash per share such holder would be entitled to receive after the happening of any of the events mentioned above if this Warrant had been exercised immediately prior to the close of business on such record date or effective date, as applicable, less the applicable Exercise Price per share.

            (c) SALE OR MERGER FOR MARKETABLE SECURITIES. Concurrent with the sale or merger of all or substantially all of the assets or Common Stock of the Company for Marketable Securities, the holder of this Warrant may exercise this Warrant by surrendering it to the Company in exchange for the applicable amount of such Marketable Securities such holder would be entitled to receive after the happening of any of the events mentioned above if this Warrant had been exercised immediately prior to the close of business on such record date or effective date, as applicable, less

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the number of such Marketable Securities equal to the quotient of the aggregate exercise price of all such shares underlying this Warrant divided by the Fair Market Price per Share of such Marketable Securities.

      10. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      11.   TRANSFER AND EXCHANGE.

            (a) NO TRANSFER OF WARRANT. This Warrant may not be offered, sold, pledged or otherwise transferred in any manner whatsoever, other than by National to any of its affiliates or subsidiaries.

            (b) WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the holder hereof), for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

            (c) REPLACEMENT OF WARRANT. Upon receipt of written notice from the holder hereof or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon deliver of an indemnity agreement, or other indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

            (d) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any exchange, transfer or replacement as provided in this paragraph 11, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this paragraph 11.

      12. NOTICES. All notices and other communications required or permitted hereunder shall be in writing, and shall be deemed to have been delivered on the date delivered by hand, telegram, facsimile or by similar means, on the first
(1st) day following the day when sent by recognized courier or overnight delivery service (fees prepaid), or on the third (3rd) day following the day when deposited in the mail, registered or certified (postage prepaid), addressed: (i) if to the holder hereof or any other holder of any Warrants, at the registered address of the holder hereof or such other

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holder as set forth in the register kept by the Company at its principal office with respect to the Warrants, or to such other address as the holder hereof or such other holder may have designated to the Company in writing, and (ii) if to the Company, at 2 Northpoint Drive, Houston, Texas 77060, Attention: Mr. Charles
F. Schugart, or addresses as the Company may have designated in writing to the holder hereof and each other holder of any of the Warrants at the time outstanding; provided, however, that any such communication to the Company may also, at the option of the holder hereof, be either delivered to the Company at its address set forth above or to any officer of the Company.

      13. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas, without regard to principles of conflicts of laws.

      14. REMEDIES. The Company stipulates that the remedies at law of the holder hereof in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      15.   MISCELLANEOUS.

            (a) Amendments. This Warrant and any provision hereof may be changed, waived, discharged or terminated, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against whom enforcement of the same is sought.

            (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this ___ day of March, 1999.

                                    INNOVATIVE VALVE TECHNOLOGIES, INC.


                                    By:___________________________________
                                          Charles F. Schugart, President


                                    _______________________________________


                                    By:_____________________________________

                                       _____________________________________

                                       _____________________________________


                           FORM OF EXERCISE AGREEMENT


                                                                          [DATE]

_______________________
Company

_______________________

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_________________________
Attention: President

      The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase ____ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash. The undersigned is acquiring such shares for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.


                                    Signature:________________________
                                    Company:__________________________
                                    Name:_____________________________
                                    Title:____________________________
                                    Address:__________________________

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